As filed with the Securities and Exchange Commission on October 27, 2023

Registration No. 333-262699

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM F-l on FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SATELLOGIC INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands (Jurisdiction of Incorporation or Organization)	6770 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Ruta 8 Km 17,500, Edificio 300 Oficina 324 Zonamerica Montevideo, 91600, Uruguay 00-598-25182302

(Address, including zip code, and telephone number, including area code, of Registrant’ s principal executive offices)

Rick Dunn
Satellogic Inc.
Chief Financial Officer
210 Delburg Street
Davidson, NC 28036
(704) 894-4482

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith M. Townsend Zachary Davis King & Spalding LLP 1180 Peachtree Street, NE Suite 1600 Atlanta, GA 30309 (404) 572-4600	Matthew Brannen Vice President, Legal Satellogic Inc. 210 Delburg Street Davidson, NC 28036 (704) 894-4482

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☑

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (this “Post-Effective Amendment No. 1”) is being filed by Satellogic Inc. (the “Company”) to (i) convert the Registration Statement on Form F-1 (File No. 333-262699) (as amended, the “Prior Registration Statement”) into a Registration Statement on Form F-3 and (ii) include an updated prospectus relating to (a) the offering and sale of, from time to time, by certain selling securityholders identified in the prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 72,589,493 Class A Ordinary Shares of the Company (“Class A Ordinary Shares”) and 41,464,693 warrants to purchase Class A Ordinary Shares (“Warrants”) and (b) the issuance by the Company of up to 41,464,693 Class A Ordinary Shares issuable upon exercise of the Warrants, all of which were previously registered via the Prior Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Prior Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated October 27, 2023

PRELIMINARY PROSPECTUS

SATELLOGIC INC.

Primary Offering of
41,464,693 Class A Ordinary Shares Issuable Upon Exercise of Warrants

Secondary Offering of
72,589,493 Class A Ordinary Shares

41,464,693 Warrants

This prospectus relates to the issuance by Satellogic Inc. (the “Company”) of up to an aggregate of 41,464,693 Class A Ordinary Shares (“Class A Ordinary Shares”) underlying warrants (“Warrants”) to purchase Class A Ordinary Shares, which consists of (i) 533,333 Class A Ordinary Shares issuable upon the exercise of Warrants having an exercise price of $8.63 per share (the “$8.63 Warrants”), (ii) 7,500,000 Class A Ordinary Shares issuable upon the exercise of Warrants having an exercise price of $10.00 per share (the “$10.00 Liberty Warrants”), (iii) 15,000,000 Class A Ordinary Shares issuable upon the exercise of Warrants having an exercise price of $15.00 per share (the “$15.00 Liberty Warrants”), (iv) 2,500,000 Class A Ordinary Shares issuable upon the exercise of Warrants having an exercise price of $20.00 per share (the “PIPE Warrants”) and (v) 15,931,360 Class A Ordinary Shares issuable upon conversion of Warrants having an exercise price of $2.51635975 per share (the “Columbia Warrants”).

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (a) 72,589,493 Class A Ordinary Shares of the Company, which consists of (i) an aggregate of 10,488,738 Class A Ordinary Shares issued to the Sponsor (1) upon the closing of the Business Combination in a private placement at an effective price of $8.00 per share, (2) pursuant to the Forward Purchase Contract at an effective price of $6.67 per share, (3) in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, or (4) in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share, (ii) 814,071 Class A Ordinary Shares issued to an affiliate of Sponsor in satisfaction of debt owed to them at an effective price of $8.00 per share, (iii) 2,078,064 Class A Ordinary Shares issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at an effective price of $8.00 per share, (iv) 2,582,645 Class A Ordinary Shares issued in a private placement in connection with the Business Combination (excluding such shares issued to the Sponsor), (v) 13,582,642 Class A Ordinary Shares issuable to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, upon conversion of our Class B Ordinary Shares for no additional consideration, (vi) 20,000,000 Class A Ordinary Shares issued to the Liberty Investor pursuant to the Liberty Subscription Agreement at a price of $7.50 per share, (vii) 10,000 Class A Ordinary Shares issued to a former independent director of CF V in exchange for such directors’ CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, and (viii) an aggregate of 23,033,333 Class A Ordinary Shares issuable upon Warrants held by affiliates of the Company and (b) 41,464,693 Warrants (as summarized above). Except as described in this prospectus under “Information Related to Offered Securities,” no separate consideration was paid for any of the warrants registered hereby. The Business Combination is described in greater detail in this prospectus. See “Prospectus Summary — Recent Developments — Business Combination.” Additional details regarding the securities being registered, and the Selling Securityholders is set forth in this prospectus under “Information Related to Offered Securities.”

We will receive up to an aggregate of approximately $394.7 million if all of the Warrants registered hereby are exercised, if the Warrants are exercised and exercised for cash. The closing price of our Class A Ordinary Shares on Nasdaq on October 20, 2023 was $0.84, which is $9.16, $14.16, $7.79, $19.16, and $1.68 below the exercise price of the $10.00 Liberty Warrants, the $15.00 Liberty Warrants, the $8.63 Warrants, the PIPE Warrants and the Columbia Warrants, respectively. If the market price for our Class A Ordinary Shares does not increase from current levels, there is a small likelihood that any of the Warrants will be exercised. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the sale of securities to be offered by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of any securities pursuant to this prospectus.

Our registration of the Class A Ordinary Shares and Warrants covered by this prospectus does not mean that either we or any Selling Securityholders will issue, offer or sell, as applicable, any of the Class A Ordinary Shares or Warrants. The Selling Securityholders may offer and sell the Class A Ordinary Shares or Warrants covered by this prospectus in a number of different ways and at varying prices, subject to, in certain circumstances, applicable lock-up restrictions. As described above, the Selling Securityholders purchased the Class A Ordinary Shares covered by this prospectus for prices ranging from no consideration to $8.00, which is at or below the $10.00 price per unit purchased by public investors in the SPAC IPO. The closing price of our Class A Ordinary Shares and our $8.63 Warrants on Nasdaq on October 20, 2023 was $0.84 and $0.0852, respectively. None of our other warrants are listed for trading on any securities exchange. Consequently, the Selling Securityholders may realize a positive rate of return on the sale of their Class A Ordinary Shares covered by this prospectus even if the market price per Class A Ordinary Share is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment. For more detail regarding the securities offered pursuant to this registration statement, please see “Information Related to Offered Securities,” “Selling Securityholders” and “Plan of Distribution.”

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
FREQUENTLY USED TERMS	iii
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	viii
PROSPECTUS SUMMARY	1
SUMMARY TERMS OF THE OFFERING	10
INFORMATION RELATED TO OFFERED SECURITIES	11
RISK FACTORS	12
USE OF PROCEEDS	15
DIVIDEND POLICY	16
SELLING SECURITYHOLDERS	17
MATERIAL TAX CONSIDERATIONS	19
PLAN OF DISTRIBUTION	28
SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES	33
LEGAL MATTERS	34
EXPERTS	35
WHERE YOU CAN FIND MORE INFORMATION	36
INCORPORATION BY REFERENCE	37
AUTHORIZED REPRESENTATIVE	45

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

The Company name, logos and other trademarks and service marks of the Company appearing in this prospectus are the property of the Company. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

FREQUENTLY USED TERMS

In this prospectus:

“$8.63 Warrants” means warrants to purchase our Class A Ordinary Shares at an exercise price of $8.63 per share which warrants, when issued, had an exercise price of $11.50 which was reduced pursuant to the terms of the warrants as described herein consisting, as of the date hereof of (a) 8,333,333 Public Warrants, (b) 333,333 Warrants issued to Sponsor in exchange for CF V warrants purchased by Sponsor pursuant to the Forward Purchase Contract and (c) 200,000 Warrants issued to Sponsor in exchange for warrants purchased by Sponsor in a private placement in connection with the SPAC IPO.

“$10.00 Liberty Advisory Fee Warrants” means 2,500,000 warrants to purchase our Class A Ordinary Shares at an exercise price of $10.00 per share, which have been issued to the Liberty Manager pursuant to the Liberty Letter Agreement.

“$10.00 Liberty Share Warrants” means the 5,000,000 warrants to purchase our Class A Ordinary Shares at an exercise price of $10.00 per share, which have been issued to Liberty pursuant to the Liberty Subscription Agreement.

“$10.00 Liberty Warrants” means the $10.00 Liberty Share Warrants and the $10.00 Liberty Advisory Fee Warrants.

“$15.00 Liberty Warrants” means 15,000,000 warrants to purchase our Class A Ordinary Shares at an exercise price of $15.00 per share, which have been issued to Liberty pursuant to the Liberty Subscription Agreement.

“Assumed Options” means Nettar Options that have been assumed by the Company and converted into options to purchase Class A Ordinary Shares.

“Board” means the board of directors of Satellogic.

“Business Combination” means the Mergers and the other Transactions consummated pursuant to the Merger Agreement.

“BVI” means the British Virgin Islands.

“Cantor” means Cantor Fitzgerald L.P., a Delaware limited partnership and an affiliate of the Sponsor, CF&Co. and, prior to the consummation of the Business Combination, CF V.

“CF&Co.” means Cantor Fitzgerald & Co., a New York general partnership and an affiliate of the Sponsor.

“CF Fee Letter” means that certain fee letter dated as of January 18, 2022 by and among CF V, the Company and CF&Co.

“CF Securities” means Cantor Fitzgerald Securities, a New York general partnership and an affiliate of the Sponsor.

“CF V” means Satellogic V Inc. (formerly known as CF Acquisition Corp. V), a Delaware corporation.

“CF V Class A Common Stock” means Class A common stock of CF V, par value $0.0001 per share.

“CF V Class B Common Stock” means Class B common stock of CF V, par value $0.0001 per share.

“CF V Merger” means the merger of SPAC Merger Sub with and into CF V.

“CF V Private Placement” means the private placement that closed concurrently with the closing of the SPAC IPO pursuant to which CF V issued and sold to the Sponsor 600,000 CF V Units as a price of $10.00 per CF V Placement Unit, generating gross proceeds of $6,000,000.

“CF V Units” means units of CF V, each unit comprising one share of CF V Class A Common Stock and one-third of one CF V Warrant.

“CF V Warrants” means warrants to purchase shares of CF V Class A Common Stock.

“Class A Ordinary Shares” means the class A ordinary shares of the Company, par value $0.0001 per share.

“Class B Ordinary Shares” means the class B ordinary shares of the Company, par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Closing Date” means January 25, 2022.

“Code” means the Internal Revenue Code of 1986, as amended.

“Columbia Loan” means the Loan and Security Agreement dated March 8, 2021, by and between Columbia River Investment Limited, a BVI company, and the Company.

“Columbia Warrants” means the Warrant issued to Columbia River Investment Limited pursuant to the Columbia Loan.

“Company” means Satellogic Inc.

“Company Governing Documents” means the Memorandum and Articles of Association of the Company, as amended.

“Convertible Notes” means the convertible notes Satellogic issued pursuant to certain note purchase agreements entered into prior to the Business Combination.

“Convertible Notes Conversion” means the conversion of the Convertible Notes into Nettar Preference Shares immediately prior to the Initial Merger Effective Time in accordance with the Merger Agreement, the Convertible Notes, the Sponsor Support Agreement and the Nettar Governing Documents.

“Forward Purchase Contract” means that certain amendment and restatement of the forward purchase contract, dated January 28, 2021, by and between CF V and the Sponsor pursuant to which the Sponsor agreed to purchase, and the Company agreed to issue and sell to the Sponsor, 1,250,000 Class A Ordinary Shares (subject to adjustment) and 333,333 Warrants.

“Founder Shares” means 6,250,000 shares of CF V Class B Common Stock issued to the Sponsor and the independent directors of CF V in connection with the SPAC IPO (including the shares of CF V Class A Common Stock subsequently issued upon conversion of such shares of CF V Class B Common Stock and the Class A Ordinary Shares issued in exchange thereof pursuant to the CF V Merger).

“Initial Merger” means the merger of Target Merger Sub with and into Nettar, with the separate existence of Target Merger Sub ceasing and with Nettar surviving the merger as a direct, wholly-owned subsidiary of the Company.

“Initial Merger Effective Time” means the date and time that the Initial Merger became effective in accordance with the Merger Agreement.

“Liberty” means the Liberty Investor together with the Liberty Manager.

“Liberty Closing” means the date on which the Liberty Investment was consummated, being February 10, 2022.

“Liberty Investor” means Liberty Strategic Capital (SATL) Holdings, LLC, a Cayman Islands limited liability company and an investment vehicle managed by the Liberty Manager.

“Liberty Investment” means the investment made by the Liberty Investor pursuant to which it agreed to purchase, and the Company agreed to issue and sell to the Liberty Investor, (i) 20,000,000 Class A Ordinary Shares (the “Liberty Shares”), (ii) 5,000,000 $10.00 Liberty Share Warrants, and (hi) 15,000,000 $15.00 Liberty Warrants, in a private placement for an aggregate purchase price of $150.0 million.

“Liberty Letter Agreement” means that certain Letter Agreement dated as of January 18, 2022, by and among the Company, the Sponsor and the Liberty Investor, which was agreed to by Emiliano Kargieman for the purpose of certain provisions therein.

“Liberty Manager” means Liberty 77 Capital L.P., the investment manager of the Liberty Investor.

“Liberty Restated Letter Agreement” means that certain Amended and Restated Letter Agreement dated as of February 10, 2022 by and among the Company, Emiliano Kargieman, the Sponsor and the Liberty Investor, which amended and restated the Liberty Letter Agreement.

“Liberty Subscription Agreement” means that certain subscription agreement dated as of January 18, 2022, by and among the Company, Liberty and CF V, pursuant to which the Liberty Investment was made.

“Liberty Warrant Agreement” means that certain Warrant Agreement dated February 10, 2022, by and between Satellogic and Continental Stock Transfer & Trust Company governing the warrants issued pursuant to the Liberty Subscription Agreement.

“Lock-Up Addendum” means the addendum to the PIPE Subscription Agreement which, if executed by a PIPE Investor, (i) subjects the PIPE Investor to a lock-up period of two years from the Closing with respect to the Class A Ordinary Shares held by such PIPE Investor and subjected to such lock-up and (ii) entitles the PIPE Investor to be issued that number of PIPE Warrants equal to the number of PIPE Shares subjected to such lock-up.

“Lock-Up PIPE Investor” means the PIPE Investor that elected to be subject to the Lock-Up Addendum upon the Closing.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 5, 2021 (as it may be amended, supplemented or otherwise modified from time to time), by and among the Company, Target Merger Sub, SPAC Merger Sub and Nettar.

“Mergers” means the CF V Merger together with the Initial Merger.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nettar” means Nettar Group Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands.

“Nettar Governing Documents” means collectively, the Amended and Restated Memorandum of Association as the same was in force when registered on April 23, 2021, of Nettar Group Inc. and the Amended and Restated Articles of Association of Nettar as the same was in force when registered on April 23, 2021.

“Nettar Options” means any options granted or approved by the Board of Directors of Nettar for grant but not yet granted prior to the Mergers, under the Nettar Group Inc. 2015 Share Plan to purchase Ordinary Shares.

“Nettar Ordinary Shares” means the ordinary shares of Nettar, par value $0.00001 per share.

“Nettar Preference Shares” means, collectively, (i) the series A preference shares of Nettar, par value $0.00001 per share, (ii) the series B preference shares of Nettar, par value $0.00001 per share, (iii) the series B-l preference shares of Nettar, par value $0.00001 per share and (iv) the Nettar Series X Preferred Shares, par value $0.00001 per share.

“Nettar Series X Preferred Shares” means the series X preference shares of Nettar, par value $0.00001 per share.

“Nettar Series X Agreements” means the Series X Preference Shareholder Agreements entered into concurrently with the Merger Agreement between Nettar and each of the holders of Nettar Series X Preferred Shares, pursuant to which, among other things, such holders (i) irrevocably waived their rights of redemption with respect to the Company Series X Preferred Shares in connection with the Closing, and (ii) received the contingent right to receive additional Class A Ordinary Shares on the same terms with respect to the Company Series X Preferred Shares held by such holders as the “Subscriber Additional Shares” contemplated by the PIPE Subscription Agreement.

v

“Nettar Shares” means, collectively, the Nettar Ordinary Shares together with the Nettar Preference Shares.

“Nettar Shareholders” means, collectively, holders of Nettar Shares immediately prior to the consummation of the Business Combination.

“Non-redeeming Holders” means certain PIPE Investors (other than the Sponsor) that elected to offset their commitment to purchase Class A Ordinary Shares by the number of shares of CF V Class A Common Stock they then held and, among other things, agreed not to redeem in connection with the Business Combination.

“PIPE Investment” means the sale of Class A Ordinary Shares pursuant to PIPE Subscription Agreements in a private placement that occurred concurrently with the closing of the Business Combination.

“PIPE Investors” means investors that subscribed for Class A Ordinary Shares in the PIPE Investment including the Non-redeeming Holders.

“PIPE Shares” means such number of Class A Ordinary Shares purchased by the PIPE Investors pursuant to the PIPE Subscription Agreements excluding the shares purchased in the open market by Non-redeeming Holders.

“PIPE Subscription Agreements” mean the Subscription Agreements, dated as of July 5, 2021, by and among CF V, Satellogic Inc. and the PIPE Investors.

“PIPE Warrants” means the warrants to acquire 2,500,000 Class A Ordinary Shares at a purchase price of $20.00 per share issued pursuant to the Lock-Up Addendum, which number of warrants is equal to the 2,500,000 PIPE Shares that the Lock-Up PIPE Investor elected to subject to lock-up pursuant to the Lock-Up Addendum.

“Public Warrant Agreement” means that certain Warrant Agreement dated January 28, 2021, by and between Satellogic Inc. and Continental Stock Transfer & Trust Company governing the $8.63 Warrants.

“Public Warrants” means Warrants to purchase Class A Ordinary Shares that are listed to trade publicly on a nationally recognized exchange.

“Promissory Note Waiver Letter” means that certain Waiver Letter entered into on January 18, 2022 by and between the Company and CF Securities.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Satellogic” means Satellogic Inc.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“SPAC IPO” means CF V’s initial public offering of CF V Units, consummated on February 2,2021.

“SPAC Merger Sub” means Ganymede Merger Sub 2 Inc., a Delaware corporation and a direct wholly owned subsidiary of Satellogic.

“Sponsor” means CFAC Holdings V, LLC, a Delaware limited liability company.

“Sponsor Earn-Out Shares” means the 310,127 Class A Ordinary Shares that the Sponsor forfeited pursuant to the Sponsor Support Agreement, but that may be reissued in the form of newly issued Class A Ordinary Shares if during the five-year period following the Closing Date the closing price of Class A Ordinary Shares is at or above $15.00 for ten Trading Days (which need not be consecutive) over a 20 Trading Day period.

“Sponsor Support Agreement” means that certain Sponsor Support Agreement, dated as of July 5, 2021 by and among Satellogic, the Sponsor and Nettar.

“Target Merger Sub” means Ganymede Merger Sub 1 Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and, immediately prior to the Initial Merger, a direct wholly owned subsidiary of Satellogic.

“Trading Day” means any day on which Nasdaq is open for trading.

“Transactions” means, collectively, the Mergers, the Convertible Notes Conversion and each of the other transactions contemplated by the Merger Agreement or any of the ancillary agreements related thereto.

“U.S. dollar” or “$” each refers to the United States Dollar.

“Warrants” means the $10.00 Liberty Warrants, the $8.63 Warrants, the $15.00 Liberty Warrants, the PIPE Warrants and the Columbia Warrants.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of the Company. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believe its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that the Company “believes” and similar statements reflect such parties’ beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on these forward-looking statements that speak only as of the date hereof. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our ability to generate revenue as expected;

●	our ability to continue as a going concern;

●	our ability to execute our strategic realignment and focus on the U.S. market;

●	our ability to effectively market and sell our earth observation (“EO”) services and to convert contracted revenues and our pipeline of potential contracts into actual revenues

●	our ability to obtain the requisite approvals to license our constellation with the U.S. National Oceanic and Atmospheric Administration;

●	the potential loss of one or more of our largest customers;

●	the considerable time and expense related to our sales efforts and the length and unpredictability of our sales cycle;

●	risks and uncertainties associated with defense-related contracts;

●	risks related to our pricing structure;

●	our ability to scale production of our satellites as planned;

●	unforeseen risks, challenges and uncertainties related to our expansion into new business lines;

●	our dependence on third parties, including SpaceX, to transport and launch our satellites into space;

●	our reliance on third party vendors and manufacturers to build and provide certain satellite components, products, or services, and the inability of these vendors and manufacturers to meet our needs;

●

our dependence on ground station and cloud-based computing infrastructure operated by third parties for value added services, and any errors, disruption, performance problems, or failure in their or our operational infrastructure;

●	risk related to certain minimum service requirements in our customer contracts;

●	market acceptance of our EO services and our dependence upon our ability to keep pace with the latest technological advances;

●	our ability to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or our ability to successfully integrate acquisitions;

●	competition for geospatial intelligence, imagery and related data analytic products and services;

●	challenges with international operations or unexpected changes to the regulatory environment in certain markets;

●	unknown defects or errors in our products;

●	risks related to the misconduct of our employees or other improper activities in which they may engage;

●	risk related to the capital-intensive nature of our business and our ability to raise adequate capital to finance our business strategies;

●	risks related to the failure of our customers to pay us in accordance with the terms of their agreements;

●	uncertainties beyond our control related to the production, launch, commissioning, and/or operation of our satellites and related ground systems, software and analytic technologies;

●	the failure of the market for geospatial intelligence, imagery and related data analytics to achieve the growth potential we expect;

●	risks related to our satellites and related equipment becoming impaired;

●	risks related to the failure of our satellites to operate as intended;

●	production and launch delays, launch failures, and damage or destruction to our satellites during launch;

●	significant risks and uncertainties related to our insurance that may not be covered by insurance; and

●	the impact of natural disasters, unusual or prolonged unfavorable weather conditions, epidemic outbreaks, terrorist acts and political events on our business and satellite launch schedules.

Risks, uncertainties and events may cause actual results to differ materially from the expectations described in our forward-looking statements. The above list of factors is not exhaustive. Other important factors are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, or in other reports which we from time to time file with the SEC.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and any applicable prospectus supplement, together with the information incorporated by reference herein or therein. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information. Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us,” “the Company,” and similar terms are to Nettar Group Inc. (d/b/a Satellogic) before the Business Combination and to the Company after the Business Combination.

The Company

Our predecessor in interest was founded in 2010 and we were founded in 2014, to help solve some of the greatest challenges of our time: resource utilization and distribution. From tradeoffs between food, energy and water supplies, to monitoring the impact of natural disasters, global health and humanitarian crises in the midst of a looming climate emergency, access to a continually refreshed source of global, high-quality data is critical to confronting some of the world’s most crucial issues. We are committed to creating a fully automated and searchable EO catalog, and we believe we are uniquely positioned to provide the data that is critical to better inform decision-making aimed at addressing these challenges.

We are the first vertically integrated geospatial analytics company, and we are building the first scalable, fully automated EO platform with the ability, when scaled, to remap the entire planet at both high-frequency and high-resolution, providing accessible and affordable solutions for our customers. We plan to democratize access to geospatial data by providing planetary insights at what we believe to be the lowest cost in the industry, ultimately driving better decision-making across a broad range of industries including agriculture, forestry, energy, financial services, and cartography.

We have created a highly scalable, vertically integrated and competitive operating model. We design the core components that go into developing and manufacturing our satellites to be mission specific. We manufacture many of our components, but we also partner with third parties to manufacture certain other components to our design specifications. We assemble, integrate and test the components and satellites in our facilities. This vertical integration provides a significant cost advantage, enabling us to produce and launch satellites for less than one-tenth the cost of our competitors on average. Additionally, we own all our key intellectual property, and our patented technology allows us to capture approximately 10x more imagery than our competitors on average. Taken together, we are achieving over 60x better unit economics than our closest peers in the NewSpace sector and more than 100x better unit economics than legacy competitors. Additionally, we are well positioned to compete effectively in the existing EO market that is currently supply-constrained and consists primarily of government and defense and intelligence (“D&I”) customers. At June 30, 2023, we have 38 commercial satellites in orbit. Of our 38 satellites as of the date of this report, 29 are presently delivering multispectral imagery and/or hyperspectral imagery, seven are in the process of being commissioned, one is used for testing, and one has subsequently deorbited in early September 2023. Over the near term, we will take a measured approach to expanding our constellation, with our long-term vision to reach a constellation size of approximately 200 satellites and to have the capability to conduct daily remaps of the entire planet.

Our strategy is focused along three unique business lines: Asset Monitoring, Constellation-as-a-Service (“CaaS”), and Space Systems. These business lines will allow us to serve the existing EO market and begin to democratize access to a host of new EO customers.

In August 2023, we strategically realigned our business in an effort to capture high value opportunities in the U.S. market, focusing resources on what we believe to be our highest growth opportunities, while sustaining core customers and operating a lean organization.

We continue to expect that our Asset Monitoring business will represent the most predictable revenue stream, and we anticipate that it will be among the primary drivers of the business going forward. Every day, both government and commercial customers task our satellites around the world to monitor assets and to keep up with their changing reality. D&I customers look at ports, airfields or build-up of military equipment; mining companies monitor the environmental impact of their operations; and insurance companies are interested in building baselines and quickly assessing property damage as it occurs. With the largest available sub-meter capacity, high quality imagery and superior unit economics, we can support a growing number of customers around the world.

Our CaaS business – that we previously referred to as Dedicated Satellite Constellation – offers governments around the world the ability to control satellites on top of specific areas of interest. We anticipate that our CaaS line of business will provide us with a strong recurring-revenue base in the government and D&I market over time.

In 2022, we established Space Systems, effectively satellite sales and support, to meet the needs of customers interested in our technology and capability that have a need or desire to own the satellites being utilized to capture imagery. As such, Space Systems leverages our ability to quickly build and launch high quality, sub-meter satellites at a low cost to meet the needs of our customers. We have built a vertically integrated satellite manufacturing capability that is critical in achieving our low-CAPEX cost and ultimately reaching our unit-economic targets for our Asset Monitoring business. Vertical integration enables us to manage our supply chain and navigate evolving global supply issues without having an adverse impact to our satellite manufacturing schedule. Our fast satellite build-to-launch cycles can progress from purchase order to commissioning in orbit in as little as eight months.

Currently, our revenue is derived primarily from selling imagery through our Asset Monitoring and CaaS lines of business.

The mailing address of the Company’s principal executive offices is Ruta 8 Km 17,500, Edificio 300 Oficina 324 Zonamerica Montevideo, 91600, Uruguay.

Business Combination and Related Transactions

Business Combination

On the Closing Date, the Company consummated the Business Combination contemplated by the Merger Agreement. Specifically,

●

Target Merger Sub merged with and into Nettar, the separate existence of Target Merger Sub ceased and Nettar was the surviving company of such merger and became a direct, wholly-owned subsidiary of the Company (the “Initial Merger”);

●

immediately following confirmation of the effective filing of the Initial Merger, CF V merged with and into SPAC Merger Sub, the separate existence of SPAC Merger Sub ceased and CF V was the surviving corporation of such merger and became a direct wholly owned subsidiary of the Company;

●	the single share of the Company outstanding immediately prior to the Mergers was cancelled for no consideration;

●

as a result of the Initial Merger, the ordinary shares and preference shares of Nettar Group Inc. that were issued and outstanding immediately prior to the effective time of the Initial Merger (other than (i) any treasury shares or share held by the Company or any of its affiliates and (ii) any dissenting shares) were automatically cancelled and ceased to exist in exchange for (x) in the case of the Company’s Chief Executive Officer, Emiliano Kargieman, such number of newly issued Class B Ordinary Shares, of the Company and (y) in all other cases, Class A Ordinary Shares of the Company, as determined in the Merger Agreement;

●

as a result of the CF V Merger, each CF V Unit issued and outstanding immediately prior to the effective time of the CF V Merger (the “CF V Merger Effective Time”) was automatically separated and the holder thereof was deemed to hold one share of CF V Class A Common Stock and one-third of one CF V Warrant and, immediately following the separation of each CF V Unit, (a) each share of CF V Class B Common Stock automatically converted into one share of CF V Class A Common Stock (the “Initial Conversion”) and (b) immediately following the Initial Conversion, each share of CF V Class A Common Stock that was issued and outstanding immediately prior to the CF V Merger Effective Time (other than any treasury share held by CF V or share held by any subsidiary of CF V), was cancelled and ceased to exist in exchange for the right to receive Class A Ordinary Shares in accordance with the Merger Agreement;

●

each CF V Warrant outstanding immediately prior to the CF V Merger Effective Time was assumed by the Company and converted into a warrant exercisable for that number of Class A Ordinary Shares as determined in accordance with the Merger Agreement;

●	all Convertible Notes of Nettar Group Inc. converted into Nettar Preference Shares as determined in accordance with the Merger Agreement;

●

all Nettar Preference Shares outstanding immediately prior to the effective time of the Initial Merger (other than dissenting shares) were converted into a number of Class A Ordinary Shares as determined in the Merger Agreement;

●

all options to purchase ordinary shares of Nettar Group Inc. were assumed by the Company and became options to purchase Class A Ordinary Shares (the “Assumed Options”) as determined in accordance with the Merger Agreement; and

●

the Columbia Warrants outstanding immediately prior to the effective time of the Initial Merger was assigned to Satellogic and became a warrant exercisable for that number of Class A Ordinary Shares as determined in accordance with the Merger Agreement.

On January 26, 2022, Satellogic’s Class A ordinary shares began trading on Nasdaq under the ticker symbol “SATL” and our warrants began trading on Nasdaq under the ticker symbol “SATLW.”

PIPE Investment

Contemporaneously with the execution of the Merger Agreement, CF V and the Company entered into separate subscription agreements (the “Subscription Agreements”) with the PIPE Investors (including the Sponsor), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and CF V and the Company agreed to sell to the PIPE Investors, an aggregate of 6,966,770 Class A Ordinary Shares, for a purchase price of $10.00 per share and an aggregate purchase price of $69.7 million, with the Sponsor’s Subscription Agreement accounting for approximately $23.2 million of the purchase price. Pursuant to the Subscription Agreements, certain PIPE Investors (the “Non-redeeming Subscribers”) (other than the Sponsor) elected to offset their commitment to purchase Class A Ordinary Shares by the number of shares of CF V Class A Common Stock they then held and, among other things, agreed not to redeem such shares in connection with the Business Combination. The Non-redeeming Subscribers collectively held 1,150,000 shares of CF V Class A Common Stock which reduced the number of Class A Ordinary Shares issued and sold to the PIPE Investors on the Closing Date to 5,816,770 and the aggregate purchase price for the PIPE Investors to $58.2 million.

On July 5, 2021, the Sponsor, CF V and the Company entered into an amendment and restatement of that certain forward purchase contract, dated January 28, 2021, by and between CF V and the Sponsor (the “Amended and Restated Forward Purchase Contract”), pursuant to which the Sponsor agreed to purchase, and the Company agreed to issue and sell to the Sponsor, 1,250,000 Class A Ordinary Shares (subject to adjustment), and 333,333 Warrants, which transaction closed on the Closing Date.

At the Closing of the Business Combination, pursuant to the relevant Subscription Agreement, the Company issued a non-redeemable warrant to purchase 2,500,000 Class A Ordinary Shares to a PIPE Investor at an exercise price of $20.00 per share. In exchange, the PIPE Investor agreed to a two-year lock-up with respect to all of its Class A Ordinary Shares issued pursuant to the PIPE Investment. Like the Warrants, the PIPE Warrant became exercisable 30 days after the Closing Date or February 25, 2022 and will expire 5 years after the Closing Date (January 25, 2027), or earlier upon redemption or liquidation.

None of the Subscription Agreements, Amended and Restated Forward Purchase Contract nor any other agreement provides any investor with the right to sell back shares to the Company after the Closing Date.

Liberty Subscription Agreement

On January 18, 2022, the Company and CF V entered into the Liberty Subscription Agreement with the Liberty Investor, pursuant to which the Liberty Investor agreed to purchase, and the Company agreed to issue and sell to the Liberty Investor, following satisfaction or waiver of the conditions in the Liberty Subscription Agreement, certain securities of the Company, including (i) 20,000,000 Class A Ordinary Shares (the “Liberty Shares”), (ii) 5,000,000 warrants, each warrant providing the holder thereof the right to purchase one (1) Class A Ordinary Share at an exercise price of $10.00 per share (the “$10.00 Liberty Share Warrants”), and (iii) 15,000,000 warrants, each warrant providing the holder thereof the right to purchase one (1) Class A Ordinary Share at an exercise price of $15.00 per share (the “$15.00 Liberty Warrants” and, together with the $10.00 Liberty Share Warrants, the “Liberty Share Warrants”), in a private placement for an aggregate purchase price of $150.0 million. The Liberty Share Warrants are exercisable as and from the Liberty Closing, will expire on the fifth anniversary of the Liberty Closing (February 10, 2027) and are subject to the terms and conditions set out in the Liberty Warrant Agreement.

The Liberty Closing occurred on February 10, 2022.

In connection with the Liberty Investment the Company agreed to provide the Liberty Investor with the same registration rights with respect to the Liberty Securities (as defined below) as the Company provided to the PIPE Investors in the PIPE Subscription Agreements, including “demand” registration rights that require the Company to register under the Securities Act the Class A Ordinary Shares and Liberty Share Warrants held or acquired by Liberty. The “Liberty Securities” means the Liberty Shares, the Liberty Share Warrants, and the Class A Ordinary Shares issuable upon exercise of the Liberty Share Warrants.

Liberty Letter Agreement

Contemporaneously with the closing of the Liberty Investment, the Company, Liberty and the Sponsor entered into the Liberty Restated Letter Agreement. The parties to the Liberty Restated Letter Agreement agreed that for so long as a Cessation Event (as defined in the Liberty Restated Letter Agreement, i.e., if the Liberty Investor (or affiliates managed by the Liberty Manager or its affiliates) cease to hold, in the aggregate, at least 6,666,666 Class A Ordinary Shares) has not occurred, among other things:

●

the Liberty Investor has the right to nominate two directors (including any successors) for election to the Board by the Company’s shareholders (the “Liberty Directors”), which director nominees must be reasonably acceptable to the Company. In this regard, the parties have further agreed that:

o

The Sponsor and Mr. Kargieman will vote their Class A Ordinary Shares and Class B Ordinary Shares, (and those held by any persons over which they have voting control), in favor of the election of the Liberty Director nominees.

o

Secretary Mnuchin will be nominated for election as non-executive Chairman to the Board to serve as one of the Liberty Directors. For so long as Secretary Mnuchin is a Liberty Director, he shall be the non-executive Chairman of the Board, and the Sponsor and Mr. Kargieman shall not be required to vote for any person designated by the Liberty Investor to replace Secretary Mnuchin unless such party consents in writing to such replacement, such consent not to be unreasonably withheld.

o

Mr. Kargieman will cause any transferee of any Class B Ordinary Shares held by him to agree, as a condition to such transfer, to all of his obligations under the Liberty Letter Agreement (other than in the case of a transfer to a transferee that would result in automatic conversion of such Class B Ordinary Shares into Class A Ordinary Shares in accordance with the Company Governing Documents).

o

The Liberty Investor’s right to nominate the Liberty Directors will cease immediately following the occurrence of a Cessation Event, and the terms of any then-serving Liberty Directors will expire at the next election of directors (but in no event more than one year after the Cessation Event).

o

The Company will (a) take all necessary action to cause the Liberty Directors to be elected to the Board; (b) maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Liberty Investor; (c) provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law in the Company Governing Documents; (d) not increase or decrease the maximum number of directors permitted to serve on the Board without the prior written consent of the Liberty Investor; and (e) not take any action, including making or recommending any amendment to the Company Governing Documents that could reasonably be expected to adversely affect the Liberty Investor’s rights under the Liberty Letter Agreement;

●

in addition to the Liberty Directors, the Board will initially include Ted Wang, Brad Halverson, and another person designated by Mr. Kargieman who is reasonably acceptable to the Liberty Investor, and in compliance with Nasdaq listing requirements;

●	the Liberty Investor has the right to nominate one Liberty Director to serve on each committee of the Board, subject to certain conditions;

●

for so long as Mr. Kargieman and his affiliates beneficially own at least one-third of the number of shares of the Company owned by him on the date of the Closing (subject to customary adjustments for corporate events), Mr. Kargieman will have the right to designate two directors for election to the Board by the Company’s shareholders, one of whom will be Mr. Kargieman and the other shall be reasonably acceptable to the Liberty Investor and the Sponsor, who will initially be Marcos Galperin, and the Sponsor and the Liberty Investor will vote any shares held by them in favor of the election of such persons; and

●

for so long as the Sponsor and its affiliates beneficially own at least one-third of the number of shares of the Company owned by them on the date of the Closing (subject to customary adjustments for corporate events), Mr. Lutnick will be nominated for election by the Board to the Company’s shareholders and Mr. Kargieman and the Liberty Investor will vote any shares held by them in favor of the election of Mr. Lutnick.

In addition, so long as Class B Ordinary Shares are outstanding, the Company will be required to obtain the written consent of the Liberty Investor if it were to issue in a transaction, or series of transactions, a number of shares that equals or exceeds 20% of its then-outstanding ordinary shares on a fully diluted basis (assuming exercise of all options and warrants of the Company); provided that no such consent shall be required if such issuance of shares is made in connection with:

●	any acquisition by the Company of any equity interests, assets, properties, or business of any person;

●	any merger, consolidation, or other business combination involving the Company;

●	any transaction or series of related transactions involving a change of control (as defined in the Liberty Letter Agreement); or

●	any equity split, payment of distributions, or any similar recapitalization.

An advisory fee is payable by the Company to the Liberty Manager in exchange for advisory services to be provided to the Company by the Liberty Manager (whereby the Liberty Investor will cause the Liberty Manager to be reasonably available to advise the Company from time to time until the occurrence of a Cessation Event). The advisory fee payable for such services include:

●

2,500,000 warrants, each providing the right to purchase one (1) Class A Ordinary Share at an exercise price of $10.00 per share (the “Liberty Advisory Fee Warrants”), which were issued on the Liberty Closing; and

●

for so long as a Cessation Event has not occurred, $1.25 million to be paid in cash on the eighteen (18) month anniversary of the Liberty Closing and on the last day (or, if not a business day, the immediately following business day) of each of the following five (5) successive three-month anniversaries of such 18-month anniversary (each, an “Advisory Fee Cash Payment” and, together, the “Advisory Fee Cash Payments”), representing aggregate Advisory Fee Cash Payments of up to $7,500,000. From and after a Cessation Event, no Advisory Fee Cash Payments shall be payable by the Company.

The Liberty Advisory Fee Warrants are exercisable as and from the one-year anniversary of, and will expire on the fifth anniversary of, the Liberty Closing (February 10, 2027). The Liberty Advisory Fee Warrants are subject to substantially the same terms as the Liberty Share Warrants. The registration rights as they apply to the Liberty Securities pursuant to the Liberty Subscription Agreement also apply to the shares underlying the Liberty Advisory Fee Warrants. For so long as the Liberty Investor or its permitted transferees hold Liberty Share Warrants or Liberty Advisory Fee Warrants, such warrants will not be redeemable by the Company.

In connection with the Liberty Letter Agreement, the Company amended the Company Governing Documents to, among other things, modify the voting rights of the holders of Class B Ordinary Shares from ten votes per share to a number of votes per share such that, as of the Liberty Closing, the aggregate number of votes attributable to the Class B Ordinary Shares is equal to the aggregate number of votes attributable to Class A Ordinary Shares held by the Liberty Investor (subject to certain adjustments).

The Company has reimbursed the Liberty Investor for all reasonable and documented out-of-pocket expenses incurred by it in connection with the transaction contemplated by the Liberty Letter Agreement and the Liberty Subscription Agreement, in the amount of $250,000.

In connection with the Liberty Restated Letter Agreement, the Company, Mr. Kargieman, Liberty and Sponsor agreed to take action to further modify the rights of the holders of Company Class B Ordinary Shares such that the number of votes attributable to each Company Class B Ordinary Share after giving effect to any forfeitures of Company Class B Ordinary Shares pursuant to Section 2.10 of the Merger Agreement shall equal (x) 20,000,000, divided by (y) (i) 13,662,658, minus (ii) the number of such forfeited Company Class B Ordinary Shares (in no event shall such forfeited shares be more than 651,596 Company Class B Ordinary Shares), but taking into account any adjustment that may have occurred theretofore pursuant to clause 7.2 of the Company’s Memorandum of Association. In the event that any Earnout Shares (as defined in the Merger Agreement) are issued to Mr. Kargieman pursuant to Section 2.11 of the Merger Agreement, the Company, Mr. Kargieman, Liberty and Sponsor agreed to take action to further modify the rights of the holders of Company Class B Ordinary Shares such that the number of votes attributable to each Company Class B Ordinary Share shall be adjusted such that the number of votes attributable to each Company Class B Ordinary Share is reduced in a manner that results in a vote per share as if a number of shares equal to such Earnout Shares had not been forfeited pursuant to Section 2.10 of the Merger Agreement.

On March 8, 2023, pursuant to the Liberty Restated Letter Agreement, and following the forfeiture of a certain number of Class B Ordinary Shares in connection with the issuance of additional Class A Ordinary Shares as set forth below under “—Additional Shares,” we amended our governing documents to increase the number of votes per Class B Ordinary Share from 1.463844005 to 1.472467906 in order to make the aggregate number of votes attributable to holders of Class B Ordinary Shares equal to the aggregate number of votes attributable to the 20,000,000 Class A Ordinary Shares held by Liberty.

Cantor Fees and Loan

On January 18, 2022, CF V, the Company and CF&Co. entered into the CF Fee Letter pursuant to which they agreed that of the CF V Transaction Expenses payable to CF&Co., which in aggregate total approximately $21.94 million (comprised of $5.0 million of M&A advisory fees, $8.75 million of business combination marketing fees, and approximately $8.19 million of placement agent fees), only the M&A advisory fees were to be paid in cash while the remainder were to be paid in the form of an aggregate of 2,058,229 newly-issued Class A Ordinary Shares issued on the Closing Date, consisting in part of 600,000 Class A Ordinary Shares issued in connection with the placement fee due on the Liberty Investment (the “Liberty Placement Shares”). Such payments were made on the Closing Date.

The Company and CF Securities, entered into a Secured Promissory Note, dated December 23, 2021 (as modified by that certain letter agreement, dated December 30, 2021, and as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Promissory Note”), pursuant to which, CF Securities agreed to loan the Company (i) $7,500,000 (the “Initial Loan”) and (ii) if requested by the Company, up to an additional $7,500,000, which the Company had the right to request until the earlier to occur of (A) the closing of the Transactions and the permitted equity issuance, and (B) February 15, 2022 (the “Additional Loan” and together with the Initial Loan, the “Loans”).

On January 18, 2022, CF Securities, the Company and Nettar Group Inc. entered into the Promissory Note Waiver Letter pursuant to which the Company and CF Securities agreed that the Company would repay the Initial Loan, including all principal and interest, by the issuance of 788,021 Class A Ordinary Shares and such repayment occurred on the Closing Date.

Additional Shares

Pursuant to certain agreements entered into in connection with the Business Combination, certain investors were entitle to receive additional Class A Ordinary Shares (“Additional Shares”) if the volume weighted average price of a Class A Ordinary Share during the 30-calendar day period ending on (and including) the date that this registration statement was originally declared effective (May 9, 2022) (the “Adjustment Period VWAP”) was less than $10.00 per share (in the event the Adjustment Period VWAP was less than $8.00, the Adjustment Period VWAP for purposes of the calculation is deemed to be $8.00). For each Additional Share issued, an equal number of Ordinary Shares held by the Sponsor, the Nettar Shareholders and holders of Convertible Notes are forfeited and cancelled. However, if at any time during the five-year period following the Closing Date, the closing price of Class A Ordinary Shares is at or above $15.00 for ten trading days (which need not be consecutive) over a 20 day trading period, an equal number of newly issued Ordinary Shares as previously forfeited will be issued.

●	Pursuant to the PIPE Subscription Agreements, PIPE Investors were entitled to receive up to a maximum 1,716,693 additional Class A Ordinary Shares.
●	Pursuant to the Amended and Restated Forward Purchase Contract, the Sponsor was entitled to receive up to maximum 250,000 additional Class A Ordinary Shares.
●	Pursuant to the CF Fee Letter, CF&Co. was entitled to receive up to a maximum 150,000 additional Class A Ordinary Shares.
●	Pursuant to the Promissory Note Waiver Letter, CF&Co. was entitled to receive up to a maximum 197,005 additional Class A Ordinary Shares.
●	Pursuant to the Nettar Series X Agreements, the Nettar Series X Shareholders were entitled to receive up to an aggregate maximum 535,085 additional Class A Ordinary Shares.

The Adjustment Period VWAP was $9.68, and as a result an aggregate 310,127 Ordinary Shares were forfeited, including 230,109 Class A Ordinary Shares held by Sponsor and 80,018 Class B Ordinary Shares held by our founder, and an equal number of additional Class A Ordinary Shares were issued to certain investors pursuant to the agreements summarized above.

Adjustment of Warrant Price and Warrant Redemption Price

On April 1, 2022, the Company informed Continental Stock Transfer & Trust Company that, pursuant to Section 4.3.2 of the Public Warrant Agreement, as modified and assumed by the Assignment and Assumption Agreement, the Warrant Price (as defined in the Warrant Agreement) with respect to the $8.63 Warrants issued and outstanding under the Public Warrant Agreement will be adjusted from $11.50 to $8.63 and the Redemption Price (as defined in the Warrant Agreement) of the $8.63 Warrants will be adjusted from $18.00 to $13.50.

Corporate Structure

The following diagram shows the ownership and structure of the Company immediately following the consummation of the Business Combination.

(1)	The diagram above only shows selected subsidiaries of the Company.

(2)	All lines represent 100% ownership unless otherwise indicated.

Implications of Being an “Emerging Growth Company”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●

not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” The Company expects to remain an “emerging growth company” until December 31, 2022.

Implications of Being a “Foreign Private Issuer”

The Company is also considered a “foreign private issuer” and reports under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●

the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a “foreign private issuer,” as defined by the SEC, the Company is permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers other than with respect to certain voting and committee requirements. The Company has elected to avail itself of the exemptions available to it under Rule 5613(c) of Nasdaq rules by forgoing (i) the requirement that the Company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (ii) the requirement that the Company have a nominating and corporate governance committee composed of entirely independent directors. The Company will be eligible to take advantage of additional exemptions from certain corporate governance standards of Nasdaq.

Because the Company is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are, however, subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Corporate Information

The Company was incorporated under the laws of the British Virgin Islands on June 29, 2021 for the sole purpose of effectuating the Business Combination, having its registered office at Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, BVI and its principal executive office is located at 8 Km 17,500, Edificio 300 Oficina 324 Zonamérica Montevideo, 91600, Uruguay and its telephone number is 00-598-25182302. The Company’s principal website address is www.satellogic.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

SUMMARY TERMS OF THE OFFERING

The summary below describes the principal terms of the offering. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 12 of this prospectus.

Issuance of Ordinary Shares

Class A Ordinary Shares to be issued upon exercise of all Warrants	41,464,693

Resale of Ordinary Shares

Class A Ordinary Shares offered by the Selling Securityholders	72,589,493 (inclusive of 23,033,333 Class A Ordinary Shares issuable upon exercise of Warrants and 13,582,642 Class A Ordinary Shares issuable upon conversion of Class B Ordinary Shares

Resale of Warrants

Warrants offered by the Selling Security Holders	41,464,693

Use of Proceeds

We will receive up to an aggregate of approximately $394.7 million if all of the Warrants registered hereby are exercised to the extent such Warrants are exercised for cash. If the market price for our Class A Ordinary Shares does not increase from current levels, there is a small likelihood that any of the Warrants will be exercised. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes and to implement our business plan although we believe we can fund our operations and business plan with cash on hand. We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders.

Dividend Policy

The Company currently expect to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on its Ordinary Shares in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions.

Lock-Up Restrictions

Of the 72,589,493 Class A Ordinary Shares and 41,464,693 Warrants covered by this prospectus, 2,582,645 Class A Ordinary Shares and 2,500,000 PIPE Warrants are subject to a lock-up agreement until January 25, 2024.

Liquidity

This offering involves the potential sale of up to 72,589,493 Class A Ordinary Shares of the Company, inclusive of 23,033,333 Class A Ordinary Shares issuable upon exercise of the Warrants and 13,582,642 Class A Ordinary Shares issuable upon conversion of Class B Ordinary Shares, which represents 79.14% of our total Ordinary Shares outstanding, including those issuable upon exercise of warrants. Liberty would have beneficial ownership and control of 46.33% of our Class A Ordinary Shares, assuming exercise of all Warrants registered hereby, conversion of all Class B Ordinary Shares into Class A Ordinary Shares. During such time as this registration statement remains effective, the Selling Securityholders will be permitted, subject to the lock-up restrictions described under “Information Related to Offered Securities,” to sell the shares registered hereby. The resale, or expected or potential resale, of a substantial number of our Class A Ordinary Shares in the public market could adversely affect the market price for our Class A Ordinary Shares and make it more difficult for our shareholders to sell their Class A Ordinary Shares at times and prices that you feel are appropriate.

Market for our securities

Our Class A Ordinary Shares and certain of our $8.63 Warrants are listed on The Nasdaq Capital Market under the symbols “SATL” and “SATLW,” respectively. As of October 20, 2023 the closing price of our Class A Ordinary Shares and our listed $8.63 Warrants was $0.84 and $0.0852, respectively.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

INFORMATION RELATED TO OFFERED SECURITIES

This prospectus relates to the offer and sale from time to time by the Selling Securityholders, or their permitted transferees, of

●	up to 72,589,493 Class A Ordinary Shares (the “Offered Shares”), which include:
o

10,488,738 Class A Ordinary Shares issued to the Sponsor upon the closing of the Business Combination in a private placement at a price of $8.00 per share, issued pursuant to the Forward Purchase Contract at a price of $6.67 per share, issued to the Sponsor in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF at a price of $0.003 per share, or issued to the Sponsor in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share,

o	814,071 Class A Ordinary Shares issued to an affiliate of Sponsor in satisfaction of debt owed to them at a price of $8.00 per share,
o	2,078,064 Class A Ordinary Shares issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at a price of $8.00 per share,
o

2,582,645 Class A Ordinary Shares issued in a private placement in connection with the Business Combination at a price of $8.00 per share, which are subject to a lock-up agreement until January 25, 2024,

o

13,582,642 Class A Ordinary Shares issuable upon conversion of our Class B Ordinary Shares, which were issued to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, at the closing of the Business Combination in exchange for his ordinary and preference shares in Nettar which he received for no consideration,

o	20,000,000 Liberty Shares issued to the Liberty Investor at a price of $7.50 per share,
o

10,000 Class A Ordinary Shares issued to a former independent director of CF V in exchange for such directors’ CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share,

o	533,333 Class A Ordinary Shares issuable upon the exercise of $8.63 Warrants held by the Sponsor,
o	7,500,000 Class A Ordinary Shares issuable upon the exercise of the $10.00 Liberty Warrants held by the Liberty Investor, and
o	15,000,000 Class A Ordinary Shares issuable upon the exercise of the $15.00 Liberty Warrants held by the Liberty Investor,
●	41,464,693 Warrants to purchase Class A Ordinary Shares (the “Offered Warrants”) which include
o	533,333 $8.63 Warrants,
o	7,500,000 $10.00 Liberty Warrants,
o	15,000,000 $15.00 Liberty Warrants,
o	2,500,000 PIPE Warrants, which are subject to a lock-up agreement until January 25, 2024, and
o	15,931,360 Columbia Warrants.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 20-F, any subsequent Semi-Annual Reports on Form 6-K, or Current Reports on Form 6-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of one or more of the events or circumstances described in such filings, alone or in combination with other events or circumstances, may cause you to lose all or a part of your investment in the offered securities. Additional risk factors not presently known to us or that we currently deem immaterial may also impair our business or results of operations. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

Risks Related to Satellogic

Substantial future sales of shares of our Class A Ordinary Shares could cause the market price of our Class A Ordinary Shares to decline.

We have agreed, at our expense to prepare and file this registration statement with the SEC registering the resale of 72,589,493 Class A Ordinary Shares of the Company, which consists of (i) an aggregate of 10,488,738 Class A Ordinary Shares issued to the Sponsor (1) upon the closing of the Business Combination in a private placement at an effective price of $8.00 per share, (2) pursuant to the Forward Purchase Contract at an effective price of $6.67 per share, (3) in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, or (4) in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share, (ii) 814,071 Class A Ordinary Shares issued to an affiliate of Sponsor in satisfaction of debt owed to them at an effective price of $8.00 per share, (iii) 2,078,064 Class A Ordinary Shares issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at an effective price of $8.00 per share, (iv) 2,582,645 Class A Ordinary Shares issued in a private placement in connection with the Business Combination (excluding such shares issued to the Sponsor), (v) 13,582,642 Class A Ordinary Shares issuable to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, upon conversion of our Class B Ordinary Shares for no additional consideration, (vi) 20,000,000 Class A Ordinary Shares issued to the Liberty Investor pursuant to the Liberty Subscription Agreement at a price of $7.50 per share, (vii) 10,000 Class A Ordinary Shares issued to a former independent director of CF V in exchange for such directors’ CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, and (viii) an aggregate of 23,033,333 Class A Ordinary Shares issuable upon Warrants held by affiliates of the Company. The shares registered pursuant to this registration statement represent 79.14% of our total Ordinary Shares outstanding, including those issuable upon exercise of warrants. After it is effective and until such time that it is no longer effective, the registration statement will permit the resale of these shares. The resale, or expected or potential resale, of a substantial number of our Class A Ordinary Shares in the public market could adversely affect the market price for our Class A Ordinary Shares and make it more difficult for you to sell your Class A Ordinary Shares at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to this registration statement, Selling Securityholders will continue to offer the securities covered by this registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

Further, the Selling Securityholders acquired their Class A Ordinary Shares on or subsequent to the closing of the Business Combination at prices ranging from no consideration to $8.00. Therefore, they may realize a positive rate of return on their investment even if the Class A Ordinary Shares are trading below $10.00 per share. If the Selling Securityholders decided to sell their shares to realize this return, it could have a material adverse effect on the price of our Class A Ordinary Shares. Additionally, certain Selling Securityholders who are subject to lock-up restrictions may choose to sell their shares in accordance with the restrictions. Such sales could have a material adverse effect on the price of our Class A Ordinary Shares.

The Selling Securityholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return in the post- business-combination company.

The Selling Securityholders acquired their Class A Ordinary Shares on or subsequent to the closing of the Business Combination at prices ranging from $6.67 to $8.00. The public offering price in the SPAC IPO was $10.00 per unit, which consisted of one share and one-third of one warrant. Consequently, the Selling Securityholders may realize a positive rate of return on the sale of their Class A Ordinary Shares covered by this prospectus even if the market price per Class A Ordinary Share is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

Risks for any holders of the Public Warrants.

Satellogic may redeem your Public Warrants prior to their exercise at a time that is disadvantageous to you, thereby significantly impairing the value of such warrants. Satellogic will have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of the Class A Ordinary Shares equals or exceeds $13.50 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 Trading Days within a 30 Trading Day period ending on the third Trading Day prior to the date on which a notice of redemption is sent to the warrant holders. Satellogic will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A Ordinary Shares issuable upon exercise of such warrants is effective and a current prospectus relating to those Class A Ordinary Shares is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by Satellogic, if Satellogic has elected to require the exercise of Public Warrants on a cashless basis, Satellogic will not redeem the warrants as described above if the issuance of Class A Ordinary Shares upon exercise of Public Warrants is not exempt from registration or qualification under applicable state securities laws or Satellogic is unable to effect such registration or qualification. Redemption of the outstanding Public Warrants could force you (i) to exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants, or (iii) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants. The closing price for the Class A Ordinary Shares as of October 20, 2023 was $0.84 and has never exceeded the $13.50 threshold that would trigger the right to redeem the Public Warrants.

The market price of the Company’s securities, may decline.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Currently, the public market for the Company’s securities is nascent. As an active market for the Company’s securities develops, the trading price of the Company’s securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the Company’s control. Any of the factors listed below could have a material adverse effect on your investment in the Company’s securities and the Company’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of the Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Company’s securities may include:

●	actual or anticipated fluctuations in the Company’s financial results or the financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about the Company’s operating results;

●	success of competitors;

●	the Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning the Company or the industries in which the Company operates;

●	operating and share price performance of other companies that investors deem comparable to the Company;

●	the Company’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting the Company’s business;

●	the Company’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving the Company;

●	changes in the Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Class A Ordinary Shares available for public sale;

●	any major change in the Board or management;

●	sales of substantial amounts of Ordinary Shares by the Company’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of the Company’s securities irrespective of the Company’s operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Company’s securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the Company could depress the Company’s share price regardless of the Company’s business, prospects, financial conditions or results of operations. A decline in the market price of the Company’s securities also could adversely affect the Company’s ability to issue additional securities and the Company’s ability to obtain additional financing in the future.

There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Global Market. Our failure to meet the continued listing requirements of the Nasdaq Global Market could result in a de-listing of our common stock.

We cannot assure you that we will be able to comply with the standards that we are required to meet in order to maintain a listing of our common stock on the Nasdaq Global Market. If we fail to satisfy the continued listing requirements of the Nasdaq Global Market, such as the corporate governance requirements, the minimum closing bid price of $1.00 per share or the minimum stockholder’s equity requirement, we could be subject to delisting of our common stock, fines, sanctions and other regulatory action and potentially civil litigation. Such a delisting would likely have a negative effect on the price of our common stock and would impair our shareholders’ ability to sell or purchase our common stock when they wish to do so. In the event of a delisting, we would take actions to restore our compliance with the Nasdaq Global Market’s listing requirements, but we can provide no assurance that any action taken by us would result in our common stock becoming listed again, or that any such action would stabilize the market price or improve the liquidity of our common stock.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $394.7 million if all of the Warrants registered hereby are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes and to implement our business plan although we believe we can fund our operations and business plan with cash on hand. However, we will only receive such proceeds if and when the Warrant holders exercise the Warrants. The closing price of our Class A Ordinary Shares on Nasdaq on October 20, 2023 was $0.84, which is $9.16, $14.16, $7.79, $19.16, and $1.68 below the exercise price of the $10.00 Liberty Warrants, $15.00 Liberty Warrants, $8.63 Warrants, the PIPE Warrants and the Columbia Warrants, respectively. If the market price for our Class A Ordinary Shares does not increase from current levels, there is a small likelihood that any of the Warrants will be exercised. We expect to use the net proceeds, if any, from the exercise of the Warrants for general corporate purposes and to implement our business plan. We will not receive any proceeds from the sale of securities to be offered by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of any securities pursuant to this prospectus.

We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders.

DIVIDEND POLICY

The Company has never declared or paid any cash dividends and has no plan to declare or pay any dividends on Class A Ordinary Shares in the foreseeable future. The Company currently intends to retain any earnings for future operations and expansion.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to (a) 72,589,493 Class A Ordinary Shares of the Company, which consists of (i) an aggregate of 10,488,738 Class A Ordinary Shares issued to the Sponsor (1) upon the closing of the Business Combination in a private placement at an effective price of $8.00 per share, (2) pursuant to the Forward Purchase Contract at an effective price of $6.67 per share, (3) in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, or (4) in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share, (ii) 814,071 Class A Ordinary Shares issued to an affiliate of Sponsor in satisfaction of debt owed to them at an effective price of $8.00 per share, (iii) 2,078,064 Class A Ordinary Shares issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at an effective price of $8.00 per share, (iv) 2,582,645 Class A Ordinary Shares issued in a private placement in connection with the Business Combination (excluding such shares issued to the Sponsor), (v) 13,582,642 Class A Ordinary Shares issuable to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, upon conversion of our Class B Ordinary Shares for no additional consideration, (vi) 20,000,000 Class A Ordinary Shares issued to the Liberty Investor pursuant to the Liberty Subscription Agreement at a price of $7.50 per share, (vii) 10,000 Class A Ordinary Shares issued to a former independent director of CF V in exchange for such directors’ CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, and (viii) an aggregate of 23,033,333 Class A Ordinary Shares issuable upon Warrants held by affiliates of the Company and (b) 41,464,693 Warrants to purchase Class A Ordinary Shares, which includes 533,333 $8.63 Warrants, (ii) 7,500,000 $10.00 Liberty Warrants, (iii) 15,000,000 $15.00 Liberty Warrants, (iv) 2,500,000 PIPE Warrants and (v) 15,931,360 Columbia Warrants. The Business Combination is described in greater detail in this prospectus. The Selling Securityholders may from time to time offer and sell any or all of the Class A Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders the aggregate number of Ordinary Shares beneficially owned, and the aggregate number of Class A Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus. We have based percentage ownership on 78,143,568 Class A Ordinary Shares and 13,582,642 Class B Ordinary Shares outstanding as of September 30, 2023.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Ordinary Shares. As such, we are unable to declare the number of Class A Ordinary Shares that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Ordinary Shares registered on its behalf A Selling Securityholder may sell or otherwise transfer all, some or none of such shares m this offering. See “Plan of Distribution.”

	Ordinary Shares Beneficially Owned prior to this Offering			Maximum Number of Ordinary Shares to be Sold in this Offering		Ordinary Shares Beneficially Owned after this Offering
Name of Selling Securityholder	Class A Ordinary Shares	%	Warrants Beneficially Owned prior to this Offering	Class A Ordinary Shares	Warrants Offered	Class A Ordinary Shares	%	Warrants owned after the offered warrants are sold
CFAC Holdings V, LLC (1)	11,022,071	12.02	533,333	11,022,071	533,333	-	*	-
Cantor Fitzgerald Securities (2)	814,071	0.89	-	814,071	-	-	*	-
Cantor Fitzgerald & Co. (3)	2,078,064	2.27	-	2,078,064	-	-	*	-
LA SAT HoldCo LLC (4)	5,082,645	5.54	2,500,000	2,582,645	2,500,000	-	*	-
Emiliano Kargieman (5)	13,582,642	14.81	-	13,582,642	-	-	*	-
Liberty Strategic Capital (SATL) Holdings, LLC (6)	42,500,000	46.33	22,500,000	42,500,000	22,500,000	-	*	-
Louis Zurita (7)	10,000	*	-	10,000	-	-	*	-
Columbia River Investment Limited (8)	15,931,360	17.37	15,931,360	-	15,931,360	-	*	-

*	Less than one percent of outstanding Ordinary Shares.

(1)

CFAC Holdings V, LLC (“CFAC V”) is the record holder of 11,022,017 Class A Ordinary Shares, inclusive of 533,333 Class A Ordinary Shares issuable upon exercise of $8.63 Warrants. Cantor Fitzgerald, L.P. (“CFLP”) is the sole member of CFAC V. CF Group Management, Inc. (“CFGM”) is the managing general partner of CFLP. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and is the trustee of CFGM's sole stockholder. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the Class A Ordinary Shares held directly by CFAC V. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(2)

Cantor Fitzgerald Securities (“CF Securities”) is the record holder of 814,071 Class A Ordinary Shares. CFLP indirectly holds a majority of the ownership interests of CF Securities. CFGM is the managing general partner of CFLP and indirectly controls the managing general partner of CF Securities. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and is the trustee of CFGM's sole stockholder. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the Class A Ordinary Shares held directly by CF Securities. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(3)

Cantor Fitzgerald & Co. (“CF&Co.”) is the record holder of 2,078,064 Class A Ordinary Shares. CFLP indirectly holds a majority of the ownership interests of CF&Co. CFGM is the managing general partner of CFLP and indirectly controls the managing general partner of CF&Co. Mr. Lutnick is the Chairman and Chief Executive Officer of CFGM and is the trustee of CFGM's sole stockholder. As such, each of CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the Class A Ordinary Shares held directly by CF&Co. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(4)

LA SAT HoldCo LLC is the record holder of 5,082,645 Class A Ordinary Shares, inclusive of 2,500,000 Class A Ordinary Shares issuable upon exercise of PIPE Warrants. SoftBank, which is a publicly traded company listed on the Tokyo Stock Exchange, is the sole shareholder of SB Global Advisers Limited (“SBGA”), which has been appointed as manager and is exclusively responsible for making final decisions related to the acquisition, structuring, financing and disposal of SBLA Latin America Fund LLC’s investments, including as held by LA SAT HoldCo LLC. SBLA Latin America Fund LLC is the managing member of SLA Holdco I LLC, which is the managing member of LA SAT HoldCo LLC. Alex Clavel, Yoshimitsu Goto, Navneet Govil, Timothy A. Mackey and Gyu Hak Moon are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities referenced herein. The business address of SoftBank is 1-7-1, Kaigan, Minato-ku Tokyo 105-7537 Japan. The business address of SBGA is 69 Grosvenor Street, Mayfair, London W1K 3JP, England, United Kingdom. The business address of each of the other Reporting Persons is 78 SW 7th Street, 9th Floor, Miami, Florida 33130.

(5)	Consists of 13,582,642 Class B Ordinary Shares which may be converted into Class A Ordinary Shares at the option of Mr. Kargieman.

(6)

Liberty Strategic Capital (SATL) Holdings LLC (“Liberty Investor”) is the record holder of 40,000,000 Class A Ordinary Shares, inclusive of an aggregate 20,000,000 Class A Ordinary Shares issuable upon exercise of (i) 5,000,000 $10.00 Liberty Shares Warrants and (ii) 15,000,000 $15.00 Liberty Warrants. In addition, the Liberty Manager directly holds the 2,5000,000 $10.00 Liberty Advisory Fee Warrants. Steven T. Mnuchin is the indirect managing member of the Liberty Investor and the indirect managing member of the investment advisor to the Liberty Investor and, therefore may be deemed to beneficially own the shares held by the Liberty Investor. The business address of Steven T. Mnuchin, the Liberty Investor and the Liberty Manager is c/o Liberty 77 Capital LP, 2099 Pennsylvania Avenue NW, Washington, DC 20006.

(7)	Consists of 10,000 Class A Ordinary Shares converted from Founder Shares.

(8)

Columbia River Investment Limited is the record holder of 15,931,360 Class A Ordinary Shares issuable upon exercise of 15,931,360 Columbia Warrants. Columbia River Investment Limited is a direct wholly-owned subsidiary of Tencent Holdings Limited. Tencent Holdings Limited is a publicly traded company listed on the Hong Kong Stock Exchange.

MATERIAL TAX CONSIDERATIONS

The following summary of the material British Virgin Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants to acquire our ordinary shares, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

British Virgin Islands Taxation

The following is a discussion on certain BVI income tax consequences of an investment in our Ordinary Shares and Warrants. The discussion is a general summary of present law, which is subject to prospective and retroactive change.

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not residents in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

United States Federal Income Taxation

The following is a discussion of certain U.S. federal income tax consequences for U.S. holders and non-U.S. holders (each as defined below) relating to the acquisition, ownership and disposition of Ordinary Shares and Warrants. This discussion addresses only those holders that hold their Ordinary Shares and Warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons subject to the alternative minimum tax;
•	persons holding Ordinary Shares or Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated transaction;
•	banks, insurance companies and other financial institutions;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	tax-exempt organizations or governmental organizations;
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Ordinary Shares or Warrants being taken into account in an applicable financial statement;

•	U.S. holders whose functional currency is not the U.S. dollar;
•	holders actually, or through attribution, owning 5% or more (by vote or value) of the Ordinary Shares;
•	regulated investment companies or real estate investment trusts;
•	partnerships, S corporations or other pass-through entities or their partners, shareholders or other beneficial owners;
•	qualified retirement plans, individual retirement accounts or other tax-deferred accounts; and
•	“qualified foreign pension funds,” as defined in Section 897(1)(2) of the Code, and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement is treated as a partnership for U.S. federal income tax purposes, the tax treatment of the persons treated as partners will generally depend on the status of the partners, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes) and the persons treated as partners in such partnerships (or such other entities or arrangements) should consult their own tax advisors regarding the U.S. federal income tax consequences to them relating to the matters discussed below.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Ordinary Shares and/or Warrants that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia,
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source, or
•

an entity treated as a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “UnitedStates persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) was in existence on August 20, 1996 and has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Also, for purposes of this discussion, a “non-U.S. holder” is any beneficial owner of Ordinary Shares and/or Warrants who or that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

The discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws (such as estate or gift tax laws) or any state, local or non-U.S. tax laws.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

U.S. Holders

Dividends and Other Distributions on Ordinary Shares

Subject to the passive foreign investment companies (“PFIC”) rules discussed below under the heading “—Passive Foreign Investment Company Rules,” distributions (including, for the avoidance of doubt and for the purpose of the balance of this discussion, deemed distributions) on the Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares and will be treated as described below under the heading “—Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.” The amount of any such distribution will include any amounts withheld, if any, by us (or another applicable withholding agent). Except as expressly provided herein, it is not expected that the Company will determine earnings and profits in accordance with U.S. federal income tax principles. Therefore, U.S. holders should expect that distributions generally will be reported as dividends.

Amounts treated as dividends that the Company pays to a U.S. holder that is a taxable corporation generally will be taxed at regular tax rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. holders, under tax laws currently in effect and subject to certain exceptions described below, dividends generally will be taxed at the lower applicable long-term capital gains rate only if the Ordinary Shares are readily tradable on an established securities market in the United States or the Company is eligible for benefits under an applicable tax treaty with the United States, and, in each case, the Company is not treated as a PFIC with respect to such U.S. holder at the time the dividend was paid or in the preceding year, and provided certain holding period and other requirements are met. United States Treasury Department guidance indicates that the Ordinary Shares, which are intended to be listed on Nasdaq, will be readily tradable on an established securities market in the United States. There can be no assurance, however, that the Ordinary Shares will be considered readily tradable on an established securities market in later years. Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” for purposes of investment interest deduction limitations will not be eligible for the reduced rates of taxation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met.

Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. holder. The rules governing foreign tax credits are complex and U.S. holders are urged to consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of Ordinary Shares or Warrants, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property received in such sale, exchange or other taxable disposition and (ii) the U.S. holder’s adjusted tax basis in such Ordinary Shares or Warrants. Any gain or loss recognized on the sale, exchange or other taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for such Ordinary Shares or Warrants exceeds one year. Long-term capital gain realized by a non-corporate U.S. holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Any gain or loss recognized on the sale, exchange or other taxable disposition of Ordinary Shares or Warrants generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. holder.

Exercise, Lapse or Redemption of Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize taxable gain or loss on the exercise of a Warrant. The U.S. holder’s tax basis in the Ordinary Share received upon exercise of a Warrant generally will be an amount equal to the sum of the U.S. holder’s adjusted tax basis in the Warrant and the exercise price of such Warrant. It is unclear whether the U.S. holder’s holding period for the Ordinary Shares received upon exercise of the Warrants will begin on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period will not include the period during which the U.S. holder held the Warrants. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such U.S. holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. Subject to the PFIC rules discussed below, a cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Ordinary Shares received would equal the holder’s basis in the Warrants. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Ordinary Shares will commence on the date following the date of exercise or on the date of exercise of the Warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of Warrants having an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised, and the U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. holder’s tax basis in such Warrants. In that case, a U.S. holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. holder’s tax basis in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. holder’s holding period for the Ordinary Shares would commence on the date following the date of exercise or on the date of exercise of the Warrants; in either case, the holding period would not include the period during which the U.S. holder held the Warrants. There may also be alternative characterizations of any such taxable exchange that would result in similar tax consequences, except that a U.S. holder’s gain or loss would be short-term.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Ordinary Shares received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Warrants for cash pursuant to the redemption provisions described in this prospectus or if the Company purchases Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “—Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Warrants.”

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in this prospectus. An adjustment that has the effect of preventing dilution generally is not a taxable event. Nevertheless, a U.S. holder of the Warrants would be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the Warrant holders’ proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Ordinary Shares which is taxable to such holders as described under “—Dividends and Other Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive Foreign Investment Company Rules

Certain adverse U.S. federal income tax consequences could apply to a U.S. holder if the Company is treated as a passive foreign investment company, or a PFIC, for any taxable year during which the U.S. holder holds Ordinary Shares or Warrants. A non-U.S. corporation, such as the Company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year in which, after applying certain look-through rules, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties and rents (other than royalties and rents derived from the active conduct of a trade or business), annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. Generally, cash is considered to be held for the production of passive income and therefore is treated as a passive asset. For purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Based on the projected composition of the Company’s income and assets, and the fact that the Company is not yet producing significant revenues from its active operations, the Company believes that it may be classified as a PFIC for its current taxable year or in the foreseeable future. PFIC status depends on the composition of the Company’s (and its subsidiaries’) income and assets and the fair market value of its (and its subsidiaries’) assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. This conclusion is a factual determination, however, that must be made annually at the close of each taxable year and, thus, is subject to change. Accordingly, no assurance can be provided with respect to the status of the Company as a PFIC for its current taxable year or in a future taxable year.

If the Company is a PFIC for any taxable year during which a U.S. holder owns Ordinary Shares or Warrants and the U.S. holder did not make the qualified electing fund, or qualified electing fund (“QEF”), or mark-to-market elections discussed below (including if such elections are not available), the Company or such non-U.S. subsidiary generally will continue to be a PFIC with respect to that U.S. holder for all succeeding years during which the U.S. holder owns Ordinary Shares or Warrants, even if it ceases to meet the thresholds set forth under the asset test or the income test above, unless the U.S. holder makes a “deemed sale” election with respect to its Ordinary Shares. If a U.S. holder makes a “deemed sale” election, it will be deemed to have sold Ordinary Shares at their fair market value and any gain from such deemed sale would be subject to the rules described in the following paragraphs. After the deemed sale election, so long as the Company does not become a PFIC in a subsequent taxable year, Ordinary Shares with respect to which such election was made will not be treated as shares in a PFIC and, as a result, the U.S. holder will not be subject to the rules described below with respect to any “excess distribution” it receives from the Company or any gain from an actual sale or other disposition of Ordinary Shares. U.S. holders are strongly urged to consult their tax advisors as to the possibility and consequences of making a deemed sale election if the Company is and then ceases to be a PFIC and such an election becomes available.

If the Company is a PFIC for any taxable year during which a U.S. holder holds Ordinary Shares, then, unless the U.S. holder makes either an applicable PFIC election (or elections), as further described below, for the first taxable year and each subsequent taxable year of the Company in which it was treated as a PFIC, such U.S. holder generally will be subject to special adverse tax rules with respect to any “excess distribution” that it receives and any gain that it recognizes from a sale or other disposition, including certain pledges, of Ordinary Shares. For this purpose, distributions received in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. holder’s holding period for Ordinary Shares will be treated as an excess distribution. Under these rules:

•	the excess distribution or recognized gain will be allocated ratably over the U.S. holder’s holding period for Ordinary Shares;
•

the amount of the excess distribution or recognized gain allocated to the taxable year of distribution or gain, and to any taxable years in the U.S. holder’s holding period prior to the first taxable year in which the Company was treated as a PFIC, will be treated as ordinary income; and

•

the amount of the excess distribution or recognized gain allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the resulting tax will be subject to the interest charge generally applicable to underpayments of tax.

If the Company is a PFIC for any taxable year during which a U.S. holder holds Ordinary Shares and any of the Company’s non-U.S. subsidiaries or other corporate entities in which the Company owns equity interests is also a PFIC, the U.S. holder would be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. entity classified as a PFIC (each such entity, a lower-tier PFIC). Rules similar to those described above and below would apply to such shares. There can be no assurance that any of the Company’s non-U.S. subsidiaries will not be classified as a PFIC for any taxable year. U.S. holders should consult their own tax advisor regarding the application of the PFIC rules to the Company’s lower-tier PFICs (if any).

In general, if the Company is determined to be a PFIC, a U.S. holder may avoid the adverse PFIC tax consequences described above in respect of Ordinary Shares (but not Warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s (and any lower-tier PFICs’) net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. holder in which or with which the Company’s taxable year ends and each subsequent taxable year. A U.S. holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. holder has made a QEF election with respect to its Ordinary Shares (and any lower-tier PFICs), and the excess distribution rules discussed above do not apply to such shares (because a timely QEF election for the Company (and each lower-tier PFIC) was made in its first taxable year as a PFIC in which the U.S. holder holds (or is deemed to hold) such shares or a purge of the PFIC taint was made pursuant to a purging election, such as the deemed sale election as described above), any gain recognized on the sale of Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. U.S. holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances. As discussed above, if the Company is a PFIC for any taxable year, a U.S. holder of Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally may not be treated as dividends when distributed to such U.S. holder. The tax basis of a U.S. holder’s shares in a QEF will be increased by amounts that are included in income and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company is not a PFIC for any taxable year, such U.S. holder will not be subject to the QEF inclusion regime with respect to Ordinary Shares for such a taxable year.

The QEF election is made on a shareholder-by-shareholder basis and once made, can be revoked only with the consent of the IRS. In order to make a QEF election, a U.S. holder must receive a PFIC Annual Information Statement from the Company (or the lower-tier PFIC, if applicable), which includes information about the Company’s (or the lower-tier PFIC’s) ordinary earnings and net capital gain.

Within 120 days after the end of each of the Company’s taxable years for which it reasonably believes that it may be a PFIC, the Company will determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and make those statuses available to its shareholders. If the Company determines that it was, or could reasonably be deemed to have been, a PFIC for any taxable year, the Company shall use commercially reasonable efforts to provide, and cause its non-U.S. subsidiaries that are PFICs, to provide, U.S. holders with tax information necessary to enable a U.S. holder to make a QEF election with respect to the Company and its non-U.S. subsidiaries, including a PFIC Annual Information Statement, the Company’s obligation to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and the Company’s obligation to provide tax information, will last until the later of (x) five years after the end of the Company’s taxable year ending December 31, 2021, or (y) such time as the Company has reasonably determined that it is not a PFIC for three (3) consecutive taxable years. After such period, the Company currently intends to continue to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and to provide the necessary information described above (including a PFIC Annual Information Statement) but there can be assurance that the Company will in fact make those determinations or provide the necessary information.

A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

Alternatively, if the Company is a PFIC and Ordinary Shares constitute “marketable stock,” a U.S. holder may avoid the adverse PFIC tax consequences discussed above if such U.S. holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Ordinary Shares and each subsequent taxable year. Such U.S. holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Ordinary Shares at the end of such year over its adjusted basis in its Ordinary Shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Ordinary Shares will be treated as ordinary income.

Currently, a mark-to-market election may not be made with respect to Warrants. Also, because a mark-to-market election cannot be made for any lower-tier PFICs that the Company may own, if the Company were a PFIC for any taxable year, a U.S. holder that makes the mark-to-market election may continue to be subject to the tax and interest charges under the general PFIC rules with respect to such U.S. holder’s indirect interest in any subsidiaries of the Company that are PFICs.

The mark-to-market election is available only for “marketable stock”—generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (on which Ordinary Shares are currently listed). If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Ordinary Shares under their particular circumstances.

The application of the PFIC rules to Warrants is unclear. Proposed Treasury regulations issued under the PFIC rules generally treats an “option” (which would include a Warrant) to acquire the stock of a PFIC as stock of the PFIC, while final Treasury regulations issued under the PFIC rules provides that the QEF election does not apply to options and no mark-to-market election (discussed above) is currently available with respect to options. Therefore, if the proposed Treasury regulations are finalized in their current form, U.S. holders of Warrants would be subject to the PFIC rules described above but would not be able to make any PFIC elections with respect to Warrants.

However, a U.S. holder may make a QEF election with respect to an Ordinary Share acquired upon the exercise of a Warrant and a QEF election previously made with respect to Ordinary Shares will apply to Ordinary Shares newly acquired upon exercise of a Warrant. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Ordinary Shares (which under proposed regulations, will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. holder held Warrants), unless the U.S. holder makes a purging election under the PFIC rules (such as the deemed sale election discussed above). U.S. holders should consult with their own tax advisors regarding the application of the PFIC rules to Warrants.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder may have to file an IRS Form 8621(Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the purging, QEF, and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. holders of Ordinary Shares and Warrants are urged to consult their own tax advisors concerning the application of the PFIC rules to the Company securities under their particular circumstances.

Information Reporting, Backup Withholding and Additional Reporting Requirements

Dividend payments with respect to the Ordinary Shares and proceeds from the sale, exchange or redemption of the Ordinary Shares or Warrants may be subject to information reporting filed with the IRS unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s federal income tax liability provided that the required information is timely furnished to the IRS.

Certain U.S. holders (and to the extent provided in IRS guidance, certain individual non-U.S. holders) holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares or Warrants, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold Ordinary Shares or Warrants. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares or Warrants.

Non-U.S. Holders

Dividends and Other Distributions on Ordinary Shares

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on dividends (including dividends with respect to constructive distributions, as further described under the heading “—U.S. Holders— Possible Constructive Distributions”) received from the Company on Ordinary Shares (or, with respect to constructive distributions, on Warrants) unless the income from such dividends is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States and, if required under an applicable income tax treaty, is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case, a non-U.S. holder will be subject to regular federal income tax on such dividend generally in the same manner as discussed in the section above under “U.S. Holders—Dividends and Other Distributions on Ordinary Shares,” unless an applicable income tax treaty provides otherwise. In addition, earnings and profits of such a corporate non-U.S. holder that are attributable to such dividend, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Sale, Taxable Exchange or other Taxable Disposition of Ordinary Shares and Warrants

Subject to the discussion below concerning backup withholding, non-U.S. holders generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange or other disposition of Ordinary Shares or Warrants, unless either:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment or fixed place of business in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the redemption and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, earnings and profits of a corporate non-U.S. holder that are attributable to such gain, as determined after allowance for certain adjustments, may be subject to an additional branch profits tax at a rate of 30%, or at a lower rate as may be specified by an applicable income tax treaty.

Exercise, Lapse or Redemption of Warrants

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant, the lapse of a Warrant held by a Non-U.S. Holder, or the Company’s redemption of Warrants for cash generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a Warrant by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of Warrants,” above, although to the extent a redemption or cashless exercise is treated as a sale or other taxable exchange, the consequences would be similar to those described under the heading “—Sale, Exchange, or other Taxable Disposition of Ordinary Shares and Warrants” for a non-U.S. holder’s gain on the sale or other disposition of Warrants.

Information Reporting and Backup Withholding

Payments of dividends on Ordinary Shares and amounts received with respect to the sale or other disposition of Ordinary Shares or Warrants will not be subject to backup withholding, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns may be filed with the IRS in connection with any payments of dividends on Ordinary Shares paid to the non-U.S. holder or amounts received with respect to the sale or other disposition of Ordinary Shares or Warrants by the non-U.S. holder, regardless of whether any tax was actually withheld.

Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF ORDINARY SHARES AND WARRANTS INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U S. OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders from time to time of up to (a) 72,589,493 Class A Ordinary Shares of the Company, which consists of (i) an aggregate of 10,488,738 Class A Ordinary Shares issued to the Sponsor (1) upon the closing of the Business Combination in a private placement at an effective price of $8.00 per share, (2) pursuant to the Forward Purchase Contract at an effective price of $6.67 per share, (3) in exchange for the Sponsor’s CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, or (4) in exchange for the Sponsor’s CF V Class A Common Stock acquired in connection with the CF V Private Placement at a price of $10.00 per share, (ii) 814,071 Class A Ordinary Shares issued to an affiliate of Sponsor in satisfaction of debt owed to them at an effective price of $8.00 per share, (iii) 2,078,064 Class A Ordinary Shares issued to an affiliate of the Sponsor in lieu of advisory fees owed to them at an effective price of $8.00 per share, (iv) 2,582,645 Class A Ordinary Shares issued in a private placement in connection with the Business Combination (excluding such shares issued to the Sponsor), (v) 13,582,642 Class A Ordinary Shares issuable to Emiliano Kargieman, Nettar’s founder and the Company’s Chief Executive Officer, upon conversion of our Class B Ordinary Shares for no additional consideration, (vi) 20,000,000 Class A Ordinary Shares issued to the Liberty Investor pursuant to the Liberty Subscription Agreement at a price of $7.50 per share, (vii) 10,000 Class A Ordinary Shares issued to a former independent director of CF V in exchange for such directors’ CF V Class B Common Stock acquired in connection with the formation of CF V at a price of $0.003 per share, and (viii) an aggregate of 23,033,333 Class A Ordinary Shares issuable upon Warrants held by affiliates of the Company and (b) 41,464,693 Warrants to purchase Class A Ordinary Shares, which includes 533,333 $8.63 Warrants, (ii) 7,500,000 $10.00 Liberty Warrants, (iii) 15,000,000 $15.00 Liberty Warrants, (iv) 2,500,000 PIPE Warrants and (v) 15,931,360 Columbia Warrants. The Business Combination is described in greater detail in this prospectus.

We will receive up to an aggregate of approximately $394.7 million if all of the Warrants registered hereby are exercised to the extent such Warrants are exercised for cash. If the market price for our Class A Ordinary Shares does not increase from current levels, there is a small likelihood that any of the Warrants will be exercised. All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Primary Offering

Pursuant to the terms of the Warrants, the Class A Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing the Warrants, issue instructions to our transfer agent to issue to the holder Class A Ordinary Shares.

Resale by Selling Securityholders

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement or other agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of the Nasdaq;
•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-l under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;
•	settlement of short sales entered into after the date of this prospectus;
•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;
•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in- interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;
•	the names of the Selling Securityholders;
•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•	settlement of short sales entered into after the date of this prospectus;
•	the names of any participating agents, broker-dealers or underwriters; and
•	any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved.

The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and certain of our Warrants are currently listed on the Nasdaq under the symbols “SATL” and “SATLW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

We have agreed with certain Selling Securityholders pursuant to the PIPE Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (ii) the earliest of (a) two years or (b) such time that such Selling Securityholder has disposed of such securities pursuant to Rule 144.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

The Company is incorporated in the British Virgin Islands and conducts a majority of its operations through its subsidiary, Nettar Group Inc., outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of the Class A Ordinary Shares has been passed upon by Maples and Calder, British Virgin Islands counsel to the Company. The validity of the Warrants has been passed upon by King & Spalding LLP, U.S. securities counsel to the Company.

EXPERTS

The consolidated financial statements of Satellogic Inc. at December 31, 2022, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, and at December 31, 2021, and for each of the two years in the period ended December 31, 2021, by Pistrelli, Henry Martin y Asociados S.R.L., independent registered public accounting firm, as set forth in their respective reports thereon incorporated by reference elsewhere herein, and are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.satellogic.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

1.	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 27, 2023 (the “Annual Report”);

2.	Our Report on Form 6-K furnished to the SEC on September 21, 2023; and

3.

The description of our securities contained in our registration statement on Form 8-A, dated January 24, 2022, filed with the SEC on January 25, 2022 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 99.1 to the Annual Report.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

We have filed a registration statement on Form F-3 to register with the SEC the resale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document (a post-effective amendment to the registration statement of which this prospectus forms a part, or a prospectus supplement to this prospectus) that we may file with the SEC may update and replace statements in and portions of this prospectus or the above-listed documents.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant. We prepare our annual financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-1 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in documents listed above. The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website as described above under “Where You Can Find More Information.”

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

Satellogic Inc.
Attn: Investor Relations

210 Delburg Street
Davidson, NC 28036

(704) 894-4482

You may also obtain information about us by visiting our website at www.satellogic.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.         Indemnification of Directors and Officers.

Save as described below, the Company’s Articles of Association provide for indemnification of any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

Pursuant to the BVI Business Companies Act (As Revised) and the Company’s Articles of Association, the indemnity applies only to a person who has acted honestly and in good faith and in what the person believed to be the best interests of the Company and, in the case of criminal proceedings, provided the person had no reasonable cause to believe that the person's conduct was unlawful. The Company may not indemnify a person who has not so acted, and any indemnity given to such a person is void and of no effect.

The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

If a person referred to above has been successful in defence of any proceedings described above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) to repay the amount if it shall ultimately be determined that the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Company’s Articles of Association is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the Company.

The Company may purchase and maintain insurance for the benefit of any director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 9.         Exhibits.

(a)	Exhibits

Exhibit No.	Description

1.1

Amended and Restated Memorandum of Association and Articles of Association of Satellogic Inc. dated March 8, 2023 (incorporated by reference to Exhibit 1.1 to our Annual Report on Form 20-F filed on April 27, 2023).

2.1†

Agreement and Plan of Merger, dated as of July 5, 2021, by and among CF Acquisition Corp. V, Satellogic Inc., Ganymede Merger Sub 2 Inc., Ganymede Merger Sub 1 Inc. and Nettar Group Inc. (incorporated by reference to Exhibit 2.1 to the Registration Statement on Form F-4 filed on August 12, 2021 (file no. 333-258764)..

2.2	Specimen Class A ordinary share certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-4 filed October 19, 2021 (file no. 333-258764)).

2.3	Specimen Class B ordinary share certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form F-4 filed October 19, 2021 (file no. 333-258764)).

2.4	Specimen warrant certificate of Satellogic Inc. (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-4 filed October 19, 2021 (file no. 333-258764)).

2.5

Warrant Agreement, dated January 28, 2021, by and between CF Acquisition Corp. V and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of CF Acquisition Corp. V’s Current Report on Form 8-K filed February 3, 2021).

2.6

Warrant Assumption Agreement among CF Acquisition Corp. V, Satellogic Inc. and Continental Stock Transfer & Trust Company, as Warrant agent, dated as of January 25, 2022 (incorporated by reference to Exhibit 2.6 to the Shell Company Report on Form 20-F filed on January 27, 2022).

5.1*	Opinion of Maples & Calder (BVI) as to validity of Satellogic Inc. Ordinary Shares

5.2*	Opinion of King & Spalding LLP as to the Satellogic Inc. Warrants

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Pistrelli, Henry Martin y Asociados S.R.L. (Member firm of Ernst & Young Global).

23.3*	Consent of Maples & Calder (BVI) (included in Exhibit 5.1)

23.4*	Consent of King & Spalding LLP (included in Exhibit 5.2)

24.1	Power of Attorney (included on the signature page to the initial filing of the registration statement)

107.1	Filing Fee Table (filed as Exhibit 107 to the Company’s Registration Statement on Form F-1, filed on May 2, 2022).

*	Filed herewith.

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 10.         Undertakings.

(a)	The undersigned hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)

to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20- F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3; and

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	if the registrant is relying on Rule 430B:
(A)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(ii)

if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-l and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Davidson, North Carolina on October 27, 2023.

SATELLOGIC INC.

By:	/s/ Rick Dunn
Name:	Rick Dunn
Title:	Chief Financial Officer
(principal financial and accounting officer)

POWER OF ATTORNEY

Each of the undersigned individuals hereby severally constitutes and appoints Emiliano Kargieman as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Emiliano Kargieman	Chief Executive Officer	October 27, 2023
Emiliano Kargieman	(Principal Executive Officer)

/s/ Rick Dunn	Chief Financial Officer	October 27, 2023
Rick Dunn	(Principal Financial Officer)

*	Director	October 27, 2023
Ted Wang

*	Director	October 27, 2023
Marcos Galperin

*	Director	October 27, 2023
Brad Halverson

*	Director and Chairperson	October 27, 2023
Steven Mnuchin

*	Director	October 27, 2023
Howard Lutnick

*	Director	October 27, 2023
Joseph Dunford

*	Director	October 27, 2023
Tom Killalea

*	Director	October 27, 2023
Miguel Gutierrez

*By:	/s/ Emiliano Kargieman
Emiliano Kargieman
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No.1 to Form F-1 on Form F-3 Registration Statement has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on October 27, 2023.

By:	/s/ Rick Dunn
Name:	Rick Dunn